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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):       November 5, 1997
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                   Fiduciary Capital Pension Partners, L.P.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                         0-17738                  86-0653603
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(State of Organization)               (Commission               (IRS Employer
                                      File Number)           Identification No.)


             410 17th Street, Suite 400, Denver, CO  80202
             -----------------------------------------------------
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code:  (800) 866-7607
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Item 5.          OTHER EVENTS

(a) ENI Holding Corp. ("ENI") Investment The Fund has owned an equity position, consisting of preferred stock, Class B common stock and warrants, in ENI since 1993. In addition, the Fund owned subordinated notes issued by ENI's subsidiary, Elgin National Industries, Inc.

During June 1997, the Fund received a written offer from ENI management to prepay the Fund's subordinated debt, redeem the Fund's preferred stock and purchase the Fund's Class B common stock and warrants. The offer was reviewed by all of the subordinated debt holders, including the Fund, and rejected as inadequate. As a result of this offer, the Fund wrote the Class B common stock and warrants up in value by approximately $0.9 million at June 30, 1997, to an amount equal to 80% of the price offered by management.

During August 1997, ENI management made an improved offer, which was revised and accepted by all of the subordinated debt holders, following a series of negotiations. The sale closed on November 5, 1997, with the Fund receiving $7,964,933 of sales proceeds. The sales proceeds included proceeds from (i) the prepayment of the subordinated debt, along with applicable accrued interest and prepayment penalties, (ii) the redemption of the Fund's preferred stock, along with all accumulated dividends, and (iii) the purchase of the Fund's Class B common stock and warrants.

During November 1997, the Fund recorded a realized gain of approximately $2.1 million from the sale of the common stock and warrants and a realized gain of approximately $0.1 million from the prepayment of the subordinated debt. The Fund had previously accrued the interest on the subordinated debt and the dividends on the preferred stock. As discussed above, approximately one-half of this gain was recorded as an unrealized gain during the second quarter of 1997.

(b) Quarterly Cash Distribution As a result of the sale of the ENI securities, management has decided to increase the regular quarterly distribution from $.30 to $1.00 per Unit beginning with the distribution for the fourth quarter of 1997. The record date for the fourth quarter distribution will be December 31, 1997, and the distribution will be paid on February 13, 1998.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Fiduciary Capital Pension Partners, L.P.
                                      (Registrant)

                                      By:   FCM Fiduciary Capital Management
                                            Company Managing General Partner


Date:  December 12, 1997                    By:    /s/ Donald R. Jackson
                                                   -----------------------------
                                                   Donald R. Jackson
                                                   Chief Financial Officer



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